                                                                     EXHIBIT 2.2

                 FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

         This Amendment (this "Amendment") is entered into as of the 21st day of October, 1999, by and between JEFFERSON SMURFIT CORPORATION (U.S.), a Delaware corporation ("Seller"), and RAYONIER INC., a North Carolina corporation ("Purchaser").

                                   WITNESSETH

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement (the "Agreement") dated as of July 28, 1999, for the purchase and sale of certain timberlands more particularly described therein; and

WHEREAS, Seller and Purchaser desire to amend the Agreement as provided herein.

NOW, THEREFORE, for and in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, Seller and Purchaser, intending to be legally bound, do hereby agree as follows:

1. Defined Terms. Unless otherwise defined in this Amendment, terms used herein with an initial capital letter or initial capital letters shall have the meanings given them in the Agreement.

2. Purchase Price Reduction. Paragraph 2 of the Agreement is hereby amended by deleting the number "Seven Hundred Twenty-Five Million and NO/100 DOLLARS ($725,000,000.00)" in line 2 of said Paragraph 2 and substituting in lieu thereof the number "Seven Hundred Ten Million and NO/100 DOLLARS ($710,000,000.00)." Paragraph 2 is hereby further amended by deleting the number "Five Hundred Million and NO/100 DOLLARS ($500,000,000.00)" in line 8 of said Paragraph 2 and substituting in lieu thereof the number "Four Hundred Eighty Five Million and NO/100 DOLLARS ($485,000,000.00)."

3. Extension of Closing Date. Paragraph 3(a) of the Agreement is hereby amended by deleting the date "October 15, 1999" in line three of said paragraph 3(a) and substituting in lieu thereof the date "October 25, 1999."

4. Site Preparation Reimbursement. Paragraph 9(b) is hereby amended by deleting the number "$1,500,000.00" in the last line of said paragraph 9(b) and substituting in lieu thereof the number "$1,750,000.00."

5. Closing Deliveries. Paragraph 3(c) of the Agreement is hereby amended by adding the following new clause (v) in said Paragraph 3(c):

         "and (v) an assignment with reservation of royalties of the OGM Leases (hereinafter defined) in form and substance reasonably satisfactory to Purchaser and Seller pursuant to which Seller shall assign to LLC the OGM Leases and reserve the royalties thereunder."

6. Exhibits. Exhibit C (Incidental Leases), Exhibit F (Seedling Agreement) and Exhibit K (Oil, Gas and Mineral Leases) attached to the Agreement are hereby deleted in their entirety and Exhibit C, Exhibit F and Exhibit K attached to this Amendment shall be substituted in lieu thereof.

7. No Change in Terms and Conditions. Except as modified herein, the Agreement is ratified and confirmed and remains in full force and effect.

8. Counterparts. To facilitate execution, this Amendment may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of each party appear on each counterpart. All counterparts shall collectively constitute a single instrument.

                         [SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                    SELLER:

                                    JEFFERSON SMURFIT CORPORATION (U.S.), a
                                    Delaware corporation

                                    By:    Ray M. Curran
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title: Chief Executive Officer
                                          ------------------------------------

                                    PURCHASER:

                                    RAYONIER INC., a North Carolina corporation

                                    By:    W. Lee Nutter
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title: Chairman of the Board, President
                                           and Chief Executive Officer
                                          ------------------------------------